EXHIBIT 21
Mettler-Toledo International Inc.
Subsidiaries

Country	Legal Name

Australia	Mettler-Toledo Limited
Australia	Ohaus Australia Pty. Ltd.
Austria	Mettler-Toledo Gesellschaft m.b.H.
Barbados	Mettler-Toledo Finance SRL
Belgium	Mettler-Toledo N.V.
Brazil	Mettler-Toledo Indústria e Comércio Ltda.
Canada	Mettler-Toledo Inc. (Canada)
China	Mettler-Toledo (Changzhou) Measurement Technology Ltd.
China	Mettler-Toledo (Changzhou) Precision Instruments Ltd.
China	Mettler-Toledo (Changzhou) Scale & System Ltd.
China	Mettler-Toledo (Chengdu) Scale & System Ltd.
China	Mettler-Toledo Instruments (Shanghai) Co., Ltd.
China	Mettler-Toledo International Trading (Shanghai) Co., Ltd.
China	Mettler-Toledo Measurement Instrument (Shanghai) Co., Ltd
China	Mettler-Toledo Technologies (China) Co., Ltd.
China	Ohaus Instruments (Changzhou) Co. Ltd
China	Ohaus Instruments (Shanghai) Co. Ltd.
China	Ohaus International Trading (Shanghai) Co., Ltd.
Croatia	Mettler-Toledo d.o.o.
Czech Republic	Mettler-Toledo, s.r.o.
Denmark	Mettler-Toledo A/S
France	Mettler-Toledo Holding (France) SAS
France	Mettler-Toledo SAS
France	SAME Groupement d'intérêt économique
Germany	Hermle Labortechnik GmbH
Germany	Mettler-Toledo (Albstadt) GmbH
Germany	Mettler-Toledo Garvens GmbH
Germany	Mettler-Toledo GmbH
Germany	Mettler-Toledo Management Holding Deutschland GmbH
Germany	Mettler-Toledo Sales & Marketing Services GmbH
Hong Kong	Mettler-Toledo (HK) Holding Limited
Hong Kong	Mettler-Toledo (HK) MTCN Limited
Hong Kong	Mettler-Toledo (HK) MTCS Limited
Hong Kong	Mettler-Toledo (HK) MTCZ Limited
Hong Kong	Mettler-Toledo (Hong Kong) Limited
Hong Kong	Ohaus (Hong Kong) Limited
Hong Kong	Scale-up Systems (HK) Co. Limited
Hungary	Mettler-Toledo Kereskedelmi Kft.
India	Mettler-Toledo India Private Limited
India	Ohaus Weighing India Private Limited
India	SCALEUP SYSTEMS (INDIA) PRIVATE LIMITED
Indonesia	PT Mettler-Toledo Indonesia
Ireland	Mettler-Toledo Limited, Ireland Branch
Ireland	Scale-up Systems Limited
Italy	Mettler-Toledo S.p.A.
Japan	Mettler-Toledo K.K.
Kazakhstan	TOO "Mettler-Toledo Kazakhstan"
Korea	Mettler Toledo (Korea) Ltd.
Latvia	Mettler-Toledo Instrumente AG filiale Latvija
Malaysia	Mettler-Toledo (M) Sdn. Bhd.
Malaysia	Mettler-Toledo Services Asia-Pac Sdn. Bhd.
Mexico	Biotix International S de RL de CV

Mexico	Mettler-Toledo Americas Holdings, S. de R.L. de C.V.
Mexico	Mettler-Toledo S.A. de C.V.
Mexico	Ohaus de México, S.A. de C.V.
Netherlands	Mettler-Toledo B.V.
New Zealand	Mettler-Toledo Limited, New Zealand Branch
Norway	Mettler Toledo AS
Norway	Mettler-Toledo Cargoscan AS
Norway	Mettler-Toledo Norway Holdings 1 AS
Norway	Mettler-Toledo Norway Holdings 2 AS
Philippines	Mettler-Toledo Philippines Inc.
Poland	Mettler-Toledo Sp z o.o.
Russian Federation	JSC "Mettler-Toledo East"
Russian Federation	Representation Office of Mettler-Toledo GmbH
Singapore	Mettler-Toledo (S) Pte. Ltd.
Slovak Republic	Mettler-Toledo s.r.o.
Slovenia	Mettler-Toledo d.o.o.
Spain	Mettler-Toledo S.A.E.
Sweden	Mettler-Toledo AB
Switzerland	Mettler-Toledo (Schweiz) GmbH
Switzerland	Mettler-Toledo GmbH
Switzerland	Mettler-Toledo Holding AG
Switzerland	Mettler-Toledo Instrumente AG
Switzerland	Mettler-Toledo International Inc., Wilmington Delaware, Greifensee Branch
Switzerland	Mettler-Toledo OnLine GmbH
Switzerland	Mettler-Toledo Operations GmbH
Switzerland	Mettler-Toledo Pac Rim AG
Switzerland	Mettler-Toledo Sales International GmbH
Switzerland	Microwa AG
Switzerland	Ohaus Europe GmbH
Taiwan	Mettler-Toledo Pac Rim AG, Taiwan Branch
Thailand	Mettler-Toledo (Thailand) Ltd.
Thailand	Ohaus Indochina Limited
Turkey	Mettler-Toledo TR Olcum Aletleri Ticaret Satis ve Servis Hizmetleri Anonim Sirketi
Ukraine	"Mettler-Toledo Ukraine" limited liability company
United Arab Emirates	Mettler-Toledo Sales International GmbH, UAE Branch
United Kingdom	Eagle Product Inspection Limited
United Kingdom	Mettler-Toledo Capital (UK) Limited
United Kingdom	Mettler-Toledo Finance (UK) 2 Limited
United Kingdom	Mettler-Toledo Finance (UK) Limited
United Kingdom	Mettler-Toledo Limited
United Kingdom	Mettler-Toledo Safeline Limited
United Kingdom	Mettler-Toledo Safeline X-Ray Limited
United States	Avidien Technologies, LLC
United States	Billerica Real Estate Holding, LLC
United States	Biotix Holdings Inc.
United States	Biotix Inc.
United States	Eagle Product Inspection LLC
United States	Kennedy Scales, LLC
United States	Mayfair Technology Limited Liability Company
United States	Mettler-Toledo Autochem, Inc.
United States	Mettler-Toledo Finance LLC
United States	Mettler-Toledo Holdings 2 LLC
United States	Mettler-Toledo Holdings LLC
United States	Mettler-Toledo International Finance, LLC
United States	Mettler-Toledo International Inc.
United States	Mettler-Toledo Process Analytics, Inc.
United States	Mettler-Toledo Rainin, LLC
United States	Mettler-Toledo Real Estate Holdings, LLC
United States	Mettler-Toledo Thornton, Inc.

United States	Mettler-Toledo, LLC
United States	Ohaus Corporation
United States	Troemner, LLC
Vietnam	Mettler-Toledo Vietnam Co., Ltd.